Exhibit 99.3

Risk Factors Relating to Radiancy, Inc. (“Radiancy”)

Because a substantial portion of Radiancy’s revenue is generated from its consumer business, if Radiancy fails to accurately forecast consumer demand and trends in consumer preferences, or if there is a decline in discretionary consumer spending, then its revenues and profitability could decline.

Consumers in the aesthetic and skincare products industry have tastes, preferences and loyalties that are subject to change. If Radiancy does not keep up with consumer preferences and trends, or if Radiancy does not accurately forecast such preferences and trends, its sales revenues may decline or its reputation may suffer. The success of Radiancy’s business depends to a significant extent upon discretionary consumer spending, which is subject to a number of factors, including general economic conditions, consumer confidence, employment levels, business conditions, interest rates, availability of credit, inflation and taxation. Adverse trends in any of these economic indicators may cause consumer spending to decline further, which could hurt its sales and profitability.

Because a significant portion of Radiancy’s sales are made to or through retailers and distributors, none of which have any ongoing obligation to sell its products, the failure or inability of these parties to sell its products effectively could hurt Radiancy’s revenue and profitability.

Sales made through retailers and distributors constitute a significant part of Radiancy’s sales revenue. These retailers and distributors are not obligated to sell its products, and may choose to end their relationship with Radiancy. Even if Radiancy maintains a business relationship with such retailers and distributors, they may sell competing products or may not be able to sell its products. Maintaining business relationships with these retailers and distributors and their continued success is important to maintaining Radiancy’s revenues and profitability.

Radiancy’s products are sold in many international markets and sales in these international markets have and are expected to continue to be a significant part of its overall sales; adverse economic conditions in these countries might hurt its revenue and profitability.

Global economic conditions continue to be challenging. Although the economy appears to be recovering in some countries, it is not possible for Radiancy to predict the extent and timing of any improvement in global economic conditions. Even with continued growth in many of Radiancy’s markets during this period, the economic downturn could adversely impact its business in the future by causing a decline in demand for Radiancy’s products, particularly if the economic conditions are prolonged or worsen.

Product returns could exceed Radiancy’s estimates.

Radiancy offers consumers who purchase the no!no!® products directly from Radiancy an unconditional full 60 days money-back guarantee. Radiancy also permits its retailers and home shopping channels to return products, subject to limitations. Radiancy establishes revenue reserves for product returns based on historical experience, estimated channel inventory levels and other factors. If product returns exceed its reserve estimates, the excess would offset reported revenue, which could hurt its reported financial results.

Radiancy’s industry is intensely competitive and its competitors have greater resources and other competitive advantages over Radiancy.

The markets for Radiancy products are intensely competitive. Its results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than Radiancy has, which may give them a competitive advantage. For example, Radiancy’s no!no!® hair removal products compete directly with branded, premium retail products and other light based products of public companies such as Syneron and Palomar. In addition, due to regulatory restrictions concerning claims about the efficacy of personal care products, Radiancy may have difficulty differentiating its products from other competitive products, and competing products entering the personal care could harm its revenue.

Also, Radiancy products are energy based. As such, energy-based aesthetic products may face competition from non energy-based medical products, such as Botox, an injectable compound used to reduce wrinkles, and collagen injections. Other alternatives to the use of Radiancy’s products include electrolysis, a procedure involving the application of electric current to eliminate hair follicles, and chemical peels. In addition Radiancy may also face competition from manufacturers of pharmaceutical and other products that have not yet been developed.

A major part of Radiancy’s business depends on its No! No!® brand, and if Radiancy is not able to maintain and enhance its brand, its business and operating results may be harmed.

Radiancy believes that market awareness of its no!no!® brand in the United States, Canada, Japan and the U.K. has contributed significantly to the success of its business. Radiancy also believes that maintaining and enhancing the no!no!® brand is critical to maintaining its competitive advantage. As Radiancy continues to grow in size, expand its products and extend its geographic reach, the control over the marketing messages and the premium presentation of its products might be affected, and thus its brand value might be damaged.

Radiancy’s marketing campaigns and advertising may be attacked as false and misleading, and its media spending might not result in increased net sales or generate the levels of product and brand name awareness Radiancy desires. Radiancy might not be able to increase its net sales at the same rate as Radiancy increases its advertising and marketing expenditures.

Radiancy’s future growth and profitability will depend in part on the effectiveness and efficiency of its marketing campaigns and media spending, including its ability to:

•	create greater awareness of its products and brand name;

•	determine the appropriate creative message and media mix for future expenditures; and

•	effectively manage advertising costs, including creative and media costs, to maintain acceptable costs in relation to sales levels and operating margins.

Radiancy infomercials and advertising may not result in increased sales or generate desired levels of product and brand name awareness, may be attacked as false and misleading, and Radiancy may not be able to increase its net sales at the same rate as Radiancy increases its advertising expenditures or may be required to defend against inaccurate claims of false advertising.

Radiancy periodically updates the content of its infomercials and revises its product offerings. If customers are not as receptive to new infomercial content or product offerings, its sales through its infomercial sales channel will decline. In addition, if there is a marked increase in the price Radiancy pays for its media time, the cost-effectiveness of its infomercials will decrease. If Radiancy infomercials are broadcast during times when viewership is low, this could also result in a decrease of the cost-effectiveness of such broadcasts, which could cause its results of operations to suffer. Also, to the extent Radiancy has committed in advance for broadcast time for its infomercials, Radiancy would have fewer resources available for potentially more effective distribution channels.

Radiancy depends on search engines and other online sources to attract visitors to its websites, and if Radiancy is unable to attract these visitors and convert them into customers in a cost-effective manner, its business and financial results may be harmed.

A major part of Radiancy’s direct response campaign success depends on its ability to attract online consumers to its websites and convert them into customers in a cost-effective manner. Radiancy depends, in part, on search engines and other online sources for its website traffic. Radiancy is included in search results as a result of both paid-search listings, where Radiancy purchases specific search terms that will result in the inclusion of its listing, and algorithmic searches that depend upon the searchable content on its sites. Search engines and other online sources revise their algorithms from time to time in an attempt to optimize their search results.

If one or more of the search engines or other online sources on which Radiancy relies for website traffic were to modify its general methodology for how it displays its websites, resulting in fewer consumers clicking through to its websites, its sales could suffer. If any free search engine on which Radiancy relies begins charging fees for listing or placement, or if one or more of the search engines or other online sources on which Radiancy relies for purchased listings, modifies or terminates its relationship with Radiancy, its expenses could rise, Radiancy could lose customers, and traffic to its websites could decrease.

Because Radiancy’s Japanese distributor accounts for a significant part of its business, adverse conditions or risks relating to Japan could harm its business.

Approximately 23% and 42% of Radiancy’s revenues for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively, were generated by sales in Japan. Factors that could impact Radiancy’s results in the market include:

•	increased regulatory constraints with respect to the claims Radiancy can make regarding the efficacy of products and tools, which could limit its ability to effectively market them;

•	the Japanese economy may be adversely affected and consumer spending may be impaired as a result of the recent and potential future earthquakes, tsunami and other natural disasters in Japan;

•	significant weakening of the Japanese yen;

•	continued or increased levels of regulatory and media scrutiny and any regulatory actions taken by regulators, or any adoption of more restrictive regulations, in response to such scrutiny; and

•	increased competitive pressures from other home use aesthetic device companies who actively seek to solicit its distributors to join their businesses.

Regulatory matters governing Radiancy’s industry could decrease its net sales and increase it operating costs.

In both Radiancy’s United States and foreign markets, Radiancy is affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at analogous levels of government in foreign jurisdictions.

The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of Radiancy’s products are subject to extensive regulation by various federal agencies, including the FDA, the FTC, State Attorneys General in the United States, the Ministry of Health, Labor and Welfare in Japan, as well as by various other federal, state, local and international regulatory authorities in the countries in which its products are manufactured, distributed or sold. If Radiancy or its manufacturers fail to comply with those regulations, Radiancy could become subject to significant penalties or claims, which could harm its results of operations or its ability to conduct its business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketing of its products, resulting in significant loss of net sales.

Radiancy’s failure to comply with federal or state regulations, or with regulations in foreign markets that cover its product claims and advertising, including direct claims and advertising by Radiancy, may result in enforcement actions and imposition of penalties or otherwise harm the distribution and sale of its products. Further, Radiancy’s business is subject to laws governing its accounting, tax, and import and export activities. Failure to comply with these requirements could result in legal and/or financial consequences that might adversely affect its sales and profitability. In addition, changes in the laws, regulations and policies that affect its business, or the interpretations thereof, and actions Radiancy may take in response to such changes, could have an adverse effect on its financial results.

If Radiancy fails to manage growth effectively, its business could be disrupted which could harm its operating results.

Radiancy has experienced and may in the future experience growth in its business, both organically and through the acquisition of businesses and products. Radiancy has made and expects to continue to make significant investments to enable its future growth through, among other things, new product innovation and clinical trials for new applications and products. Radiancy must also be prepared to expand its work force and to train, motivate and manage additional employees as the need for additional personnel arises. Radiancy’s personnel, systems, procedures and controls may not be adequate to support its future operations. Any failure to effectively manage future growth could have a material adverse effect on its business, results of operations and financial condition.

Radiancy’s possession and use of personal information presents risks and expenses that could harm its business. Unauthorized disclosure or manipulation of such data, whether through breach of its network security or otherwise, could expose Radiancy to costly litigation and damage its reputation.

Maintaining Radiancy’s network security is of critical importance because its online e-commerce systems store proprietary and confidential customer data such as names, addresses, other personal information and credit card numbers. Radiancy uses commercially available encryption technology to transmit personal information when taking orders. However, third parties may be able to circumvent these security and business measures by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate its systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of customer or employee privacy. Radiancy employs contractors and temporary and part-time employees who may have access to the personal information of customers and employees. It is possible such individuals could circumvent its controls, which could result in a breach of customer privacy.

Possession and use of personal information in conducting its business subjects Radiancy to legislative and regulatory burdens that could require notification of data breach, restrict its use of personal information and hinder its ability to acquire new customers or market to existing customers. Radiancy has incurred, and will continue to incur, expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

If third parties improperly obtain and use the personal information of Radiancy customers, it may be required to expend significant resources to resolve these problems. A major breach of its network security and systems could have serious negative consequences for its businesses, including possible fines, penalties and damages, reduced customer demand for its products and services, harm to its reputation and brand and loss of Radiancy’s ability to accept and process customer credit card orders.

Radiancy is exposed to risks associated with credit card and payment fraud and with credit card processing, which could cause Radiancy to lose revenue.

A significant part of its sales are processed by Radiancy through credit cards or automated payment systems to pay for its products and services. Radiancy has suffered losses, and may continue to suffer losses, as a result of orders placed with fraudulent credit cards or other fraudulent payment data. For example, under current credit card practices, Radiancy may be liable for fraudulent credit card transactions if Radiancy does not obtain a cardholder’s signature, a frequent practice in internet sales. Radiancy employs technology solutions to help Radiancy detect fraudulent transactions. However, the failure to detect or control payment fraud could cause Radiancy to lose sales and revenue.

Any significant interruptions in the operations of its third-party call centers could cause Radiancy to lose sales and disrupt its ability to process orders and deliver its solutions in a timely manner.

Radiancy relies on third-party call centers to sell its products, respond to customer service and technical support requests and process orders. Any significant interruption in the operation of these facilities, including an interruption caused by its failure to successfully expand or upgrade its systems or to manage these expansions or upgrades, could reduce its ability to receive and process orders and provide products and services, which could result in lost and cancelled sales and damage to Radiancy’s brand and reputation.

As Radiancy grows, Radiancy will need more capacity from those existing call centers, or Radiancy will need to identify and contract with new call centers. Radiancy may not be able to continue to locate and contract for call center capacity on favorable terms, or at all. Additionally, the rates those call centers charge Radiancy may increase, or those call centers may not continue to provide service at the current levels.

If Radiancy’s third-party call center operators do not convert inquiries into sales at expected rates, its ability to generate revenue could be impaired. Training and retaining qualified call center operators is challenging, and if Radiancy does not adequately train its third party call center operators, they will not convert inquiries into sales at an acceptable rate.

Many of Radiancy’s expenses are fixed and many are based, in significant part, on its expectations of its future revenue and are incurred prior to the sale of its products and services. Therefore, any significant decline in revenue for any period could have an immediate negative impact on its margins, net income and financial results for the period.

Radiancy’s expense levels are based, in significant part, on its estimates of future revenue and many of these expenses are fixed in the short term. As a result, Radiancy may be unable to adjust its spending in a timely manner if its revenue falls short of its expectations. Accordingly, any significant shortfall of revenue in relation to its estimates could have an immediate negative effect on its profitability. In addition, as its business grows, Radiancy anticipates increasing its operating expenses to expand its product development, technical support, sales and marketing and administrative organizations. Any such expansion could cause material losses to the extent Radiancy does not generate additional revenue sufficient to cover the additional expenses.

Radiancy may need to raise additional funds to pursue its growth strategy or continue its operations, and Radiancy may be unable to raise capital when needed.

From time to time, Radiancy may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, continue its expansion, develop new products and services or make acquisitions or other investments. In addition, if its business plans change, general economic, financial or political conditions in its markets change, or other circumstances arise that have a material effect on its cash flow, the anticipated cash needs of its business as well as its conclusions as to the adequacy of its available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring Radiancy to raise additional capital. Radiancy cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, Radiancy may be unable to expand its business or to develop new business at the rate desired and its results of operations may suffer.

If Radiancy is unable to adequately protect or enforce its rights to intellectual property or secure patents right to technologies that Radiancy develops, Radiancy may, experience reduced market share, assuming any, or incur costly litigation to, enforce, maintain or protect such rights.

Radiancy’s success depends in part on its ability to maintain patent protection for its products, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that its pending patent applications will result in patents being issued, or that its competitors will not circumvent, or challenge the validity of, any patents issued to Radiancy. There can be no assurance that measures taken by Radiancy to protect its proprietary information will prevent the unauthorized disclosure or use of this information or that others will not be able to independently develop such information. In addition, in the event that another party infringes its patent rights or other proprietary rights, the enforcement of such rights can be a lengthy and costly process, with no guarantee of success. Moreover, there can be no assurance that claims alleging infringement by Radiancy of the proprietary rights of others will not be brought against Radiancy in the future or that any such claims will not be successful. If Radiancy is unable to maintain the proprietary nature of its technologies, its ability to market or be competitive with respect to some or all of its products may be affected, which could reduce its sales and affect its ability to become profitable.

There can be no assurance that Radiancy’s pending patent applications will result in patents being issued or that its competitors will not circumvent, or challenge the validity of, any patents issued to Radiancy. In addition, Radiancy may have to resort to costly and time consuming litigation to protect or enforce its rights under certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending its rights will be expensive, could cause significant diversion of Radiancy’s resources and may not prove successful. Any failure to enforce or protect its rights could cause Radiancy to lose the ability to exclude others from using its technologies to develop or sell competing products.

Radiancy’s trademarks are limited in scope and geographic coverage and may not significantly distinguish Radiancy from its competition.

Radiancy owns several federal and international trademark registrations and has federal trademark applications pending in the United States and abroad for additional trademarks. Even if federal registrations are granted to Radiancy, its trademark rights may be challenged. It is also possible that its competitors will adopt trademarks similar to Radiancy’s, thus impeding its ability to build brand identity and possibly leading to customer confusion. Third parties could register trademarks that are similar to Radiancy’s in the United States and overseas. Radiancy could incur substantial costs in prosecuting or defending trademark infringement suits. If Radiancy fails to effectively enforce its trademark rights, its competitive position and brand recognition may be diminished.

Radiancy must monitor and protect its internet domain names to preserve their value. Radiancy may be unable to prevent third parties from acquiring domain names that are similar to, infringe on or otherwise decrease the value of its trademarks.

Third parties may acquire substantially similar domain names that decrease the value of Radiancy’s domain names and trademarks and other proprietary rights which may hurt its business. Moreover, the regulation of domain names in the United States and foreign countries is subject to change. Governing bodies could appoint additional domain name registrars or modify the requirements for holding domain names. Governing bodies could also establish additional “top-level” domains, which are the portion of the Web address that appears to the right of the “dot,” such as “com,” “gov” or “org.” As a result, Radiancy may not maintain exclusive rights to all potentially relevant domain names in the United States or in other countries in which Radiancy conducts business, which could harm its business or reputation.

Claims that Radiancy misuses the intellectual property of others could subject Radiancy to significant liability and disrupt its business.

Radiancy may become subject to material claims of infringement by competitors and other third parties with respect to current or future products, e-commerce and other web-related technologies, online business methods, trademarks or other proprietary rights. Its competitors, some of which may have substantially greater resources than Radiancy has and may have made significant investments in competing products and technologies, may have, or seek to apply for and obtain, patents, copyrights or trademarks that will prevent, limit or interfere with its ability to make, use and sell its current and future products and technologies. Radiancy may not be successful in defending allegations of infringement of these patents, copyrights or trademarks. Further, Radiancy may not be aware of all of the patents and other intellectual property rights owned by third parties that may be potentially adverse to its interests. Radiancy may need to resort to litigation to enforce its proprietary rights or to determine the scope and validity of a third party’s patents or other proprietary rights, including whether any of its products, technologies or processes infringe the patents or other proprietary rights of third parties. Radiancy may incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims. The outcome of any such proceedings is uncertain and, if unfavorable, could force Radiancy to discontinue sales of the affected products or impose significant penalties or restrictions on its business. Radiancy does not conduct comprehensive patent searches to determine whether the technologies used in its products infringe upon patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

Radiancy has modified some of its products and sold them under prior 510(k) clearances. The FDA could retroactively decide the modifications required new 510(k) clearances and require Radiancy to cease marketing and/or recall the modified products.

Any modification to one of Radiancy’s 510(k) cleared devices that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance. Radiancy may be required to submit pre-clinical and clinical data depending on the nature of the changes. Radiancy may not be able to obtain additional 510(k) clearances or pre-market approvals for modifications to, or additional indications for, its existing products in a timely fashion, or at all. Delays in obtaining future clearances or approvals would adversely affect its ability to introduce new or enhanced products into the market in a timely manner, which in turn would harm its revenue and operating results. Radiancy has modified some of its marketed devices, but Radiancy believes that new 510(k) clearances are not required. Radiancy cannot be certain that the FDA would agree with any of its decisions not to seek new 510(k) clearances. If the FDA requires Radiancy to seek new 510(k) clearance for any modification, Radiancy also may be required to cease marketing and/or recall the modified device until Radiancy obtains such 510(k) clearance.

Radiancy’s failure to maintain its relationships with its key distributors on acceptable terms would have a material adverse effect on its results of operations and financial condition, or if Radiancy fails to effectively manage or, retain its distribution network or its sales force, its business, prospects and brand may be materially and adversely affected.

Radiancy relies on a key independent distributor for its sales in the Japanese market. Radiancy has no assurance that this distributor will continue to purchase its products at the same levels as in prior years, will purchase its new products or that such relationship will continue on favorable terms, if at all. The potential loss of this distributor may result in lower sales and profits. If Radiancy is unable to recoup these sales, it may have an adverse material negative effect on its future operating results.

Furthermore, Radiancy has a limited ability to manage the activities of its independent third-party distributors. Radiancy’s distributors could take one or more of the following actions, any of which could have a material adverse effect on its business, prospects and brand:

•	sell products that compete with its products in breach of their non-competition agreements with Radiancy;

•	violate laws or regulations;

•	fail to adequately promote its products; or

•	fail to provide proper service to its retailers or end-users.

Failure to adequately manage Radiancy’s distribution network, or the non-compliance of this network with its obligations under agreements with Radiancy could harm its corporate image among end users of its products and disrupt its sales, or result in fines or other legal action against Radiancy.

Radiancy’s costs could substantially increase if Radiancy experiences a significant number of warranty claims.

Radiancy provides 12-month product warranties against technical defects of its products. Its product warranty requires Radiancy to repair defective parts of its products, and if necessary, replace defective components. Historically, Radiancy has received a limited number of warranty claims for its products. The costs associated with Radiancy’s warranty claims have historically been relatively low. Thus, Radiancy generally does not accrue a significant liability contingency for potential warranty claims.

If Radiancy experiences an increase in warranty claims, or if its repair and replacement costs associated with warranty claims increase significantly, Radiancy will begin to incur liabilities for potential warranty claims after the sale of its products at levels that Radiancy has not previously incurred or anticipated. In addition, an increase in the frequency of warranty claims or amount of warranty costs may harm its reputation and could have a material adverse effect on its financial condition and results of operations.

If Radiancy does not continue to develop and commercialize new products and identify new markets for its products and technologies, Radiancy may not remain competitive, and its revenues and operating results could suffer.

Radiancy’s industry is subject to continuous technological development and product innovation. If Radiancy does not continue to innovate in developing new products and applications, its competitive position will likely deteriorate as other companies successfully design and commercialize new products and applications. Accordingly, its success depends in part on developing innovative applications of its technology and identifying new markets for, and applications of, existing products and technology. While Radiancy has reduced its research and development expenditures in an effort to focus its resources on selling and marketing its existing lines of products, if Radiancy is unable to develop and commercialize new products and identify new markets for its products and technology, its products and technology could become obsolete and Radiancy’s revenues and operating results could be adversely affected.

Product quality problems could lead to reduced revenue, gross margins and net income.

There can be no guarantee that Radiancy’s quality assurance testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. In the future, Radiancy may need to replace certain components and provide remediation in response to the discovery of defects or bugs in products that Radiancy has shipped. There can be no assurance that such a remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to its reputation, inventory costs or product reengineering expenses, any of which could have a material impact on Radiancy’s revenue, margins, and net income.

Radiancy’s operating results could be negatively impacted by economic, political or other developments in countries in which Radiancy does business.

Radiancy transports some of its goods across international borders, primarily those of the U.S., Canada, Europe, Japan, and Israel. Since September 11, 2001, there has been more intense scrutiny of goods that are transported across international borders. As a result, Radiancy may face delays, and increase in costs due to such delays in delivering goods to its customers. Any events that interfere with, or increase the costs of the transfer of goods across international borders, could have a material adverse effect on its business.

Conditions in Israel affect Radiancy’s operations and may limit its ability to produce and sell its products.

Its operating subsidiary, Radiancy, Ltd. is organized under the laws of, and operates in, Israel. Political, economic and military conditions in Israel could adversely affect its operations. Although the current hostilities in Israel have had no immediate and direct impact on Radiancy, the interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel, may adversely affect the flow of vital components from its Israeli subcontractors to Radiancy. Radiancy cannot assure you that ongoing hostilities related to Israel will not have a material adverse effect on its business.

In addition, because some of Radiancy’s manufacturing and research and development facilities are located in Israel, Radiancy could experience disruption of its manufacturing, and research and development activities due to terrorist attacks or other hostilities.

If Radiancy’s facilities were to experience catastrophic loss, its operations would be seriously harmed.

Radiancy’s facilities could be subject to catastrophic loss such as fire, flood, earthquake or terrorism. All of Radiancy’s research and development activities, manufacturing, and other critical business operations are located in Israel, a country that has experienced terrorist attacks. Any such loss at any of its facilities could disrupt its operations, delay production, shipments and revenue and result in significant expense to repair and replace its facilities.

Currency exchange rate fluctuations could adversely affect Radiancy’s operating results.

Most of Radiancy’s operating expenses are denominated in New Israeli Shekel (“NIS”). Any significant fluctuation in value of the NIS may materially and adversely affect its cash flows, earnings and financial position. For example, an appreciation of NIS against the U.S. dollar would make any new NIS denominated investments or expenditures more costly to Radiancy, to the extent that Radiancy needs to convert U.S. dollars into NIS for such purposes.

Furthermore, because some of Radiancy’s business includes international business transactions, costs and prices of its products or components in overseas countries are affected by foreign exchange rate changes. As a result, foreign exchange rate fluctuations may adversely affect its business, operating results and financial condition.

Radiancy is exposed to credit risk of some of its customers.

Most of Radiancy’s sales are on an open credit basis. Radiancy monitors individual customer payment capability in granting such open credit arrangements, seeks to limit such open credit to amounts Radiancy believes the customers can pay, and maintains reserves Radiancy believes are adequate to cover exposure for doubtful accounts. Beyond its open credit arrangements, Radiancy has also experienced demands for customer financing and facilitation of leasing arrangements, which Radiancy typically refers to leasing companies unrelated to Radiancy.

Radiancy’s exposure to the credit risks may increase due to the current economic slowdown. Although Radiancy has programs in place that are designed to monitor and mitigate the associated risk, there can be no assurance that such programs will be effective in reducing its credit risks. Future credit losses, if incurred, could harm its business and have a material adverse effect on its operating results and financial condition. Radiancy maintains estimated accruals and allowances for its business terms. However, distributors tend to have more limited financial resources than other resellers and end-user customers and therefore represent potential sources of increased credit risk because they may be more likely to lack the reserve resources to meet payment obligations.

Radiancy depends upon key personnel who may terminate their employment with Radiancy at any time, and Radiancy may need to hire additional qualified personnel to continue its growth.

Radiancy’s ability to achieve its corporate objectives will depend to a significant degree upon the continued services of key management, technical and scientific personnel. Its management and other employees may voluntarily terminate their employment with Radiancy at any time. The loss of the services of these or other key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to product development or approval, loss of sales and diversion of management resources. In addition, Radiancy depends on its ability to attract and retain other highly skilled personnel, including research scientists. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. Radiancy may be unable to recruit such personnel on a timely basis, if at all, which would negatively impact its development and commercialization programs.

Additionally, Radiancy does not currently maintain “key person” life insurance on the lives of its executives or any of its employees. Its lack of insurance means that Radiancy may not have adequate compensation for the loss of the services of its key employees.

If product liability claims are successfully asserted against Radiancy, Radiancy may incur substantial liabilities that may adversely affect its business or results of operations.

Radiancy may be subject to product liability claims from time to time. Its products are highly complex and some are used to treat delicate skin conditions on and near a patient’s face. Radiancy believes it maintains adequate levels of product liability insurance but product liability insurance is expensive and Radiancy might not be able to obtain product liability insurance in the future on acceptable terms or in sufficient amounts to protect Radiancy, if at all. A successful claim brought against Radiancy in excess of its insurance coverage could have a material adverse effect on its business, results of operations and financial condition.

It may be difficult for Photomedex’s stockholders to effect service of process against Radiancy’s subsidiaries or Radiancy’s officers and directors.

Radiancy’s operating subsidiaries and substantially all of its assets are located outside of the United States. Radiancy’s stockholders may find it difficult to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against Radiancy in the courts of either the United States or Israel and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the Israeli courts. In addition, it is unclear if extradition treaties in effect between the United States and Israel would permit effective enforcement against Radiancy or those of Radiancy’s officers and directors that reside outside the United States of criminal penalties, under the United States Federal securities laws or otherwise.

Radiancy’s operations may be disrupted by the obligation of its personnel to perform military service.

Many of Radiancy’s employees in Israel are obligated to perform annual military reserve duty in the Israeli Defense Forces and may be called to active duty under emergency circumstances at any time. If a military conflict or war arises, these individuals could be required to serve in the military for extended periods of time. Radiancy’s operations could be disrupted by the absence for a significant period of one or more of its executive officers or a significant number of its other employees due to reserve duty.